EXHIBIT 4.3

Statement of Registration Rights

(1) Capitalized terms used in this Statement of Registration Rights shall have the meanings assigned to them in that certain Asset Purchase Agreement and Plan of Reorganization among Methode Electronics, Inc. (“Methode”), Cableco Technologies, Inc. (“CTI”), Integrated Technology Engineering & Manufacturing, Inc. (“ITEM”), Cableco Technologies Corporation (“Cableco”) and the Selling Stockholders dated as of March 15, 2005.

(2) Methode shall use its best efforts to cause the Restricted Shares (the “Registrable Securities”) to be registered under the Securities Act of 1933 (“Securities Act”) so as to permit the resale thereof and in connection therewith shall prepare and file with the Securities and Exchange Commission (“SEC”) within thirty (30) days following the Closing Date, and shall use its best efforts to cause to become effective as promptly as practicable and, in any event, no later than ninety (90) days thereafter, a registration statement (the “Registration Statement”) on Form S-3 or on such other form as is then available under the Securities Act covering the Registrable Securities. Each holder of Registrable Securities immediately after the Closing Date (“Holder”) shall provide all such information and materials to Methode and take all such action as may be required in order to permit Methode to comply with all applicable requirements of the SEC and to obtain any desired acceleration of the effective date of such Registration Statement. Such provision of information and materials is a condition precedent to the obligations of Methode to cause shares of Registrable Securities to such Holder to be included in the Registration Statement pursuant to this Statement of Registration Rights. Methode shall not be required to effect more than one (1) registration under this Statement of Registration Rights. The offering made pursuant to such registration shall not be underwritten.

(3) Notwithstanding Section (2) of this Statement of Registration Rights, Methode shall be entitled to postpone the declaration of effectiveness of the Registration Statement for a reasonable period of time up to sixty (60) days, but in no event shall the postponement of effectiveness extend beyond 105 days after the Closing Date, if Methode reasonably determines after consultation with counsel that there exists material nonpublic information about Methode which would be required by the Securities Act to be disclosed in the Registration Statement, the disclosure of which, in the good faith determination of Methode board of directors, would be materially detrimental to Methode.

(4) Subject to the limitations of Section (3) of this Statement of Registration Rights, Methode shall: (i) prepare and file the Registration Statement with the SEC in accordance with Section (2) with respect to the Registrable Securities and shall use its best efforts to cause the Registration Statement to become effective as promptly as practicable after filing and to keep the Registration Statement effective until five (5) years after the Relocation Completion Date; (ii) prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary, and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities proposed to be registered in the Registration Statement until four (4) years after the Relocation Completion Date; and (iii) furnish to each Holder such number of copies of any prospectus (including any preliminary prospectus and any amended or supplemented prospectus) in conformity with the requirements of the Securities Act, and such other documents, as each Holder may reasonably request in order to effect the offering and sale of the Registrable Securities to be offered and sold.

(5) Notwithstanding any other provision of this Statement of Registration Rights, Methode shall have the right at any time to require that all Holders suspend further open market offers and sales of Registrable Securities pursuant to the Registration Statement whenever, and for so long as, in Methode’s reasonable judgment, exercised in good faith after consultation with counsel, there exists material undisclosed information or events with respect to Methode (the “Suspension Right”). In the event Methode exercises the Suspension Right, such suspension will continue for the period of time reasonably necessary for disclosure to occur at a time that is not materially detrimental to Methode and its stockholders or until such time as the information or event is no longer material, each as determined by Methode in good faith after consultation with counsel, provided that Methode will not exercise the Suspension Rights for more than 18 trading days out of any 30 consecutive trading days and for more than an aggregate of 50 trading days over any 12 month period. Methode agrees to notify the Stockholders’ Representative promptly upon the implementation and termination of the suspension.

(6) Methode will indemnify each Holder, each of its officers and directors and partners, and each person controlling such Holder within the meaning of Section 15 of the Securities Act against all expenses, claims, losses, damages or liabilities (or actions an respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, preliminary prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any registration, qualification or compliance effected pursuant to this Statement of Registration Rights, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation or any alleged violation by Methode of any rule or regulation promulgated under the Securities Act or the Exchange Act in connection with any such registration, qualification or compliance, and Methode will reimburse each such Holder, each of its officers and directors, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, as such expenses are incurred, provided that Methode will not be liable to any particular Holder in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to Methode by such Holder or controlling person and specifically for use therein.

(7) It shall be a condition to Methode’s obligations hereunder to register the Registrable Securities of any Holder that such Holder agrees to indemnify Methode, each of Methode’s directors and officers, each person who controls Methode within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse Methode, such other Holders, directors, officers, persons or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, as such expenses are incurred, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to Methode by such Holder specifically for use therein.

(8) Each party entitled to indemnification under Section (6) or (7) of this Statement of Registration Rights (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party’s expense; provided, however, that an Indemnified Party (together with all other Indemnified Parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to differing or potentially differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding. The failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under Section (6) or (7) of this Statement of Registration Rights unless the failure to give such notice is materially prejudicial to an Indemnifying Party’s ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

(9) Promptly after the Closing, Methode and its counsel will instruct in writing Methode’s transfer agent to permit the sale or transfer of the Registrable Securities by any Holders notwithstanding the legend required hereunder (and without the legend) to the extent that: (i) the shares proposed to be sold or transferred: (A) are not restricted hereunder and (B) are being sold or transferred by the Holder pursuant to and in accordance with the Registration Statement, and (ii) the Suspension Right is not then in effect. Methode agrees to promptly notify its transfer agent of the implementation and termination of any Suspension Right then in effect. If a request for sale or transfer or release of legends is made by or on behalf of a Holder or by Methode’s transfer agent, Methode or its counsel shall respond promptly to such request, and in any event within two (2) business days of receipt of the request by Methode’s counsel, and will approve the sale, transfer or release of the legends, as appropriate, if the above conditions are satisfied.